EXHIBIT 10.5

                             NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT (the "Agreement") effective the 1st day of September,1999, by and between Phileo Management Company, Inc., a corporation organized under the laws of the United States, state of Nevada ("Purchaser"), and NuOasis International Inc., a corporation organized under the laws of the Commonwealth of the Bahamas ("Seller").

      WHEREAS, Seller owns that certain Secured Convertible Promissory Note issued by Dega Technology, Inc., a Colorado corporation ("Dega"), in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000), a copy of which is attached hereto as Exhibit "A" (the "Note"); and

      WHEREAS, Purchaser And Seller wish to exchange the Note for cash and securities owned by Purchaser.

      NOW, THEREFORE, IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Purchaser and Seller agree as follows:

1.    Purchase and Sale of Note

      On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, Seller agrees to sell, assign and transfer the Note for Four Hundred Seventy-two Thousand Dollars ($472,000), consisting of $250,000 in cash and the cancellation and return of the $222,000 obligation of Seller due to NuVen Advisors, Inc.(the "NuOasis Debt")which Purchaser owns or has the rights to acquire. The cash consideration and the NuVen Debt are collectively referred to as the "Consideration".

2.    Closing

      The purchase and sale contemplated by this Agreement shall be effected by Purchaser following Purchaser's examination of the Note and due diligence review of Dega (the "Closing"), but in no event later than September 1, 1999 (the "Closing Date"). At the Closing, Purchaser shall deliver the Consideration to Seller.

2.1   Representations and Warranties of Seller

      Seller hereby represents and warrants to Purchaser that:

      A. Organization. Seller is a corporation validly existing and in good standing under the laws of the Commonwealth of the Bahamas with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a binding, and enforceable obligation of Seller;
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      B.    Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Seller in connection with the execution, delivery, or performance of this Agreement, or if required, Seller has or will obtain same prior to Closing; and,

      C. Litigation. Seller is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any United States, local, state or foreign government, or any department, board, body or agency thereof, which could result in a claim against the Note; and,

      D. Status of Note. To the best of Seller's knowledge, the Note is validly issued by Dega and there is no claim by Dega which would serve to restrict the sale, assignment, and transfer of the Note as contemplated herein. Further, Seller has not created any option, security interest or encumbrance involving the Note that would give rise to any claims by third parties or otherwise conflict with or preclude the purchase and sale as contemplated herein; and,

      E. Authority. This Agreement has been duly executed by Seller, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Seller is a party or to which Seller is subject.

2.2   Representations and Warranties of Purchaser

      Purchaser hereby represents and warrants to Seller that:

      A. Organization. Purchaser is a corporation validly existing and in good standing under the laws of the State of Nevada, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a binding, and enforceable obligation of Purchaser; And,

      B. Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Purchaser in connection with the execution, delivery, or performance of this Agreement, or if required, Purchaser has or will obtain same prior to Closing; And,
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      C.    Authority. This Agreement has been duly executed by Purchaser, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Purchaser is a party or to which Purchaser is subject.

3.    Conditions Precedent to Obligations of Purchaser

      All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

      A. Transfer and Delivery of the Note. Seller shall have taken all action necessary to deliver the Note to Purchaser free and clear of any and all encumbrances or claims of any kind.

      B. Acceptance of Documents. All instruments and documents delivered to Purchaser by Seller pursuant to the provisions of this Agreement shall be satisfactory to Purchaser and its legal counsel.

4.    Private Transaction

      A. Private Offering. Seller and Purchaser mutually acknowledge and agree that the purchase and sale of the Note contemplated herein constitutes a private, arms-length transaction between the parties without the use or reliance upon a distribution or securities underwriter.

      B. Purchase for Own Account. Neither Seller nor Purchaser are underwriters of, or dealers in, securities, and neither party is acting as such or participating, pursuant to a contractual agreement, in the distribution, purchase or redistribution of the Note.

      C. Access to Information. Seller, Purchaser and their respective advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals, and to examine and evaluate the financial impact of the purchase and sale contemplated herein.

5.    Termination

      This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if the transaction contemplated herein has not closed by November 30, 1999 for reasons outside the control of the parties.

6.    Miscellaneous

      A. Authority. The officers of Purchaser and Seller executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

      B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

            To Seller:        NuOasis International, Inc.
                              43 Elizabeth Avenue, Box N-8680
                              Nassau, Bahamas
                              Telephone:    (809) 356-2903
                              Facsimile:    (809) 326-8434

            With a copy to:   NuOasis Resorts, Inc.
                              4695 MacArthur Court, Suite 530
                              Newport Beach, California 92660
                              Telephone:     (949) 833-2094
                              Facsimile:     (949) 833-7854

            To Purchaser:     Phileo Management Company, Inc.
                              910-510 Burrard Street
                              Vancouver, B.C., Canada V6C 3A8
                              Telephone:     (604) 602-6601
                              Telefax:       (604) 682-6038

            With a copy to:   Archer & Weed
                              4695 MacArthur Court, Suite 530
                              Newport Beach, California 92660
                              Telephone:     (949) 475-9086
                              Facsimile:     (949) 475-9087
      or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

      C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

      D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

      E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

      F. Applicable Law. Not withstanding that this Agreement has been negotiated and is being contracted for outside the United States, it shall be governed by the applicable laws of the United States, State of Nevada, notwithstanding any conflict-of-law provision to the contrary.

      G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

      H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

      I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

      J. Further Assurances. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm transfer and perfect title to the Note and the NuOasis Debt, or otherwise to carry out the intent and purposes of this Agreement.

      K. Broker's or Finder's Fee; Expenses. Seller an Purchaser each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

      L. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

      M. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      N. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                   "Purchaser"

                                   Phileo Management Company, Inc.



                                   By:  /s/    George Delmas
                                   Name:       George Delmas
                                   Title:      President


                                   "Seller"

                                   NuOasis International, Inc.



                                   By:  /s/  Fred G. Luke
                                   Name:     Fred G. Luke
                                   Title:    President